Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2025, relating to the financial statements of Anika Therapeutics, Inc. and the effectiveness of Anika Therapeutics, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Anika Therapeutics, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 5, 2025